KIRKLAND’S ADDS RETAIL INDUSTRY VETERAN GREG SANDFORT TO BOARD OF DIRECTORS

NASHVILLE, Tenn. (October 2, 2017) — Kirkland’s, Inc. (NASDAQ: KIRK) today announced that Gregory A. Sandfort, Chief Executive Officer of Tractor Supply Company, has been appointed to the Company’s Board of Directors, effective immediately. The addition of Mr. Sandfort expands Kirkland’s board to eight members, and he will serve on Kirkland’s Audit Committee.
“We are thrilled to welcome a leader of Greg’s caliber to the Kirkland’s board,” said Mike Madden, President and Chief Executive Officer of Kirkland’s. “His strategic perspective and breadth of experience across complex retail organizations will bring fresh thinking to Kirkland’s. As a board member, Greg’s strong retail background and proven track record driving operational excellence will be extremely valuable as we continue Kirkland’s transformation to a high performing, nationally recognized home décor brand.”
Mr. Sandfort has over 30 years of experience across a wide range of retail companies. He has held his current role as Chief Executive Officer of Tractor Supply since December 2012. He also served as President of Tractor Supply from December 2012 to May 2016, President and Chief Operating Officer since February 2012, and President and Chief Merchandising Officer since 2009. Mr. Sandfort joined Tractor Supply in 2007 as Executive Vice President and General Merchandise Manager.
“I’m honored to join the Kirkland’s board and excited about the market opportunity for value-priced, distinctive home décor,” said Mr. Sandfort. “I look forward to contributing to Kirkland’s efforts to drive innovation and increase value for customers, employees and shareholders.”
Prior to joining Tractor Supply, Mr Sandfort was President and Chief Operating Officer of Michaels Stores, Inc. from March 2006 to August 2007, and Executive Vice President, General Merchandise Manager from January 2004 to February 2006.
Prior to Michaels Stores, Mr. Sandfort held management roles at Federated Department Stores, Sears Roebuck and Company and F.W. Woolworth/Woolco. He currently serves as a Director of Tractor Supply Company and WD-40 Company.
About Kirkland’s, Inc.

Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 411 stores in 36 states as well as an e-Commerce enabled website, www.kirklands.com. The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, possibility of new tax legislation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, the ability to control employment, and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 31, 2017 and subsequent reports. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

-END-